SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))


                             New Ulm Telecom, Inc.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:


                              NEW ULM TELECOM, INC.
                             400 Second Street North
                               New Ulm, Minnesota


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 15, 1997


         Notice is hereby given that the Annual Meeting of Shareholders of New Ulm Telecom, Inc. will be held at Turner Hall, State & 1st South Street, New Ulm, Minnesota, on Thursday, May 15, 1997 at 10:00 a.m. for the following purposes:

         1. To elect three directors for a term of three years each to hold office until the Annual Meeting of Shareholders to be held in May of the year 2000 or until their successors are elected.

         2. To consider and vote on a Resolution amending Article III of the Articles of Incorporation, which amendment would require a vote of two-thirds (2/3rds) of the outstanding capital stock of the company to amend Article III, Section 2 of the Company's Articles of Incorporation. Article III, Section 2 limits the percentage of the Company's outstanding capital stock an individual, partnership or fiduciary may own.

         3. To ratify the appointment of Olsen, Thielen & Co., Ltd. as auditors of the Company for 1997.

         4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on March 22, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                              By Order of the Board of Directors

                                              Gary L. Nelson,
                                              Secretary
New Ulm, Minnesota
April 25, 1997.
         TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.


                              NEW ULM TELECOM, INC.
                              400 2nd Street North
                            New Ulm, Minnesota 56073
                                  507-354-4111

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 15, 1997

                                  Introduction

         This Proxy Statement and the enclosed Proxy, mailed on or about April 25, 1997, is made by the Board of Directors of New Ulm Telecom, Inc. (the "Company") for use at the Annual meeting and any adjournment thereof to be held on May 15, 1997. Only shareholders of record at the close of business on March 22, 1997 will be entitled to vote at the meeting. You are urged to sign and return the enclosed Proxy whether or not you plan to attend the meeting. When proxies are returned properly signed and dated, the shares represented thereby will be voted according to your direction. You should specify your choices by marking the appropriate boxes on the Proxy. If your Proxy does not specify a choice, it will be voted FOR all items.

         Any Proxy may be revoked at any time before it is voted by receipt of a Proxy properly signed and dated subsequent to an earlier Proxy, or by revocation of a written Proxy by request in person at the Annual Meeting. The persons named as proxies were selected by the Board of Directors of the Company and are directors or officers of the Company. The cost of this solicitation, including preparing, assembling and mailing the Proxies and solicitation material, will be paid by the Company.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         The total number of shares outstanding as of March 22, 1997 and entitled to vote at the meeting consisted of 1,732,455 shares of common stock. For each share held, shareholders may cast one vote for each of the three directorships to be filled at this meeting. Each shareholder entitled to vote has the right to cumulative vote their shares in the election of directors by giving written notice of intent to cumulative vote to any officer of the corporation before the meeting, or to the presiding officer at the meeting at any time before the election. If notice of intent to cumulative vote occurs, the presiding officer at the meeting shall announce, before the election of directors, that shareholders shall cumulative vote their shares by multiplying the number of shares held by the shareholder by the number of directors to be elected. Each shareholder then may cast their votes for one candidate or may distribute the votes among any number of candidates.

         The presence in person or by proxy of the holders of thirty-five percent (35%) of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth as of March 22, 1997, the number of shares of the Company's common stock by each person known by the Company to own of record or beneficially five percent (5%) or more of the Company's common stock, and all officers and directors of the Company as a group.

Name & Address of             Amount & Nature of             Percent of
Beneficial Ownership          Beneficial Ownership           Ownership
--------------------          --------------------           ---------

Ruth F. Wines                        91,440                     5.3%
1418 Janeen Way
Anaheim, California

All Directors & Officers
as a Group (10 persons)             157,487                     9.1%(1)

---------------------

         (1) Includes 27,114 shares owned by the spouses of directors and officers.

                       ELECTION OF DIRECTORS (PROPOSAL #1)

         The Board of Directors has nominated and recommends for election as Directors of the Company the three persons named herein. It is intended that proxies will be voted for such nominees. The Board of Directors believes that each nominee named herein will be able to serve, but should a nominee be unable to serve as a Director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

         Information regarding the nominees and other directors filling unexpired terms including information regarding their principal occupations, is set forth below. Ownership by such nominees of common stock of the Company is given as of March 22, 1997. To the best of the Company's knowledge, unless otherwise indicated, the persons indicated possess sole voting and investment power with respect to their stock ownership.

------------------------------------------------------------
NOMINEES PROPOSED FOR ELECTION FOR THE TERM EXPIRING IN 2000
(Including business experience in the paat five years)
------------------------------------------------------------
Principal                  Director                   Year Term    Stock
Name and Age              Occupation         Since     Expires    Ownership        Percent
------------              ----------         -----     -------    ---------        -------
ROSEMARY DITTRICH      Corporate Secretary,
(55)                   D & A Trucking, Inc.   --          --          180            .01%

LINUS GRATHWOHL        Semi-Retired Farmer   1982        1997       1,500(1)         .1%
(69)

GARY NELSON            President of          1982        1997       7,500(2)         .4%
(58)                   Minnesota Valley-Nelson Insurance

------------------------------------------------------------
DIRECTORS SERVING UNEXPIRED TERMS
(Including business experience during the past five years)
------------------------------------------------------------
LAVERN BIEBL          Retired                1983        1998      14,184            .8%
(69)                  Salesman

JAMES JENSEN          President,             1982        1998       4,389(3)         .3%
(52)                  Jensen Clothing, Inc.

PERRY MEYER           Farmer                 1995        1998       3,000            .2%
(42)

ROBERT RANWEILER      Principal of Biebl,    1989        1999      21,450(4)        1.2%
(49)                  Ranweiler & Company Chartered,
                      a Professional Accounting Corporation

MARK RETZLAFF         President of           1958        1999       7,284            .4%
(68)                  Retzlaff Hardware

RICHARD RODENBERG     Apple Grower/          1980        1999      21,500(5)        1.2%
(76)                  Retired Attorney

         (1)  Includes 630 shares owned by Mr. Grathwohl's wife.
         (2)  Includes 3,069 shares owned by Mr. Nelson's wife.
         (3)  Includes 1,035 shares owned by Mr. Jensen's wife.
         (4)  Includes 20,550 shares owned by Mr. Ranweiler's wife.
         (5)  Includes 1,200 shares owned by Mr. Rodenberg's wife.


         The Board of Directors consists of nine members with staggered terms of three years for each Director. The Board holds regular monthly meetings and some special meetings. The Board held 13 meetings in 1996. All Directors attended 75% or more of the Board meetings and applicable Committee meetings.

COMMITTEES OF THE BOARD

         The Audit Committee, which consists of Lavern Biebl, Robert Ranweiler and Perry Meyer, meets as required. The Audit Committee reviews the activities and reports of the independent accountants. This committee had 3 meetings in 1996.

         The Executive Committee and Finance Committee consist of the President, Vice-President, Secretary and Treasurer of the Company. This Committee is responsible for the study and analysis of the Company's financial needs and requirements and the evaluation of the future operations and needs of the Company. The Executive Committee meets as required.

         The Personnel Committee consists of Gary Nelson, Linus Grathwohl, Robert Ranweiler and Richard T. Rodenberg. Its duties are to evaluate employee compensation and staffing. The Personnel Committee also makes appropriate recommendations concerning officers' and directors' compensation. This Committee had 3 meetings in 1996.

         The Company also has a Marketing Committee, a Planning Committee, a Physical Properties Committee and a Charitable Contributions and Community Involvement Committee. These committees meet as required.

         The Board of Directors as a whole is the Nominating Committee.

         In addition, the President of the Board is an ex officio member of all Committees.

COMPENSATION OF DIRECTORS

         In 1996, each Director was paid an annual retainer at the rate of $9,666.80 per year from New Ulm Telecom, Inc.; $2,197 per year from Western Telephone Company; $811.20 per year from Peoples Telephone Company; and $325 per year split evenly between the other five subsidiaries of New Ulm Telecom, Inc. This retainer covers all Committee and Board meetings.


EXECUTIVE OFFICERS

   NAME AND AGE             POSITION                          TERM OF OFFICE
   ------------             --------                          --------------
RICHARD T. RODENBERG     Chairman of the              1-Year Term Expiring in May,
(76)                     Board                        1997. President from 1981-1993.
                                                      Chairman since 1993.

JAMES P. JENSEN          President                    1-Year Term Expiring in May,
(52)                                                  1997. Secretary from 1989-1993.
                                                      President since 1993.

MARK W. RETZLAFF         Vice-President               1-Year Term expiring in May,
(68)                                                  1997. Vice-President since 1971.

LAVERN J. BIEBL          Treasurer                    1-Year Term expiring in May,
(69)                                                  1997. Treasurer since 1989.

GARY L. NELSON           Secretary                    1-Year Term expiring in May,
(59)                                                  1997. Secretary since 1993.

BILL D. OTIS             Executive Vice President/    1-Year Term expiring in May, 1997
(39)                     Chief Operating Officer      General Manager since 1985.
                                                      Executive Vice President since 1993.


There neither are nor have there been any agreements between the above-named officers and any other persons relative to the selection of any officers.

The Company's officers and directors are required to file reports of their beneficial ownership with the Securities and Exchange Commission. According to the Company's records, during the period from January 1, 1996 to December 31, 1996, officers and directors of the Company filed all reports with the Securities and Exchange Commission required under Section 16(a) to report their beneficial ownership.

EXECUTIVE COMPENSATION

The Company maintains a consistent compensation philosophy for all employees. This philosophy rewards the coordinated efforts of the employees in meeting corporate objectives, as well as meeting the expectations of its customers and shareholders. The compensation program for executives is the responsibility of the Board of Directors. The philosophy for the executive salary program is to pay competitively compared to similar sized companies, particularly technology companies.

The following table sets forth the cash and non-cash compensation for each of the last three fiscal years ending December 31, 1996 for the chief operating officer.


                              SUMMARY COMPENSATION TABLE

                                  Annual Compensation
                                  -------------------
                                                                          All Other
Name and Principal Position     Year        Salary         Bonus     Compensation($)(1)
---------------------------     ----        ------         -----     ------------------
Bill Otis,                      1996       $102,756      $ 16,600         $  8,164
Chief Operating Officer         1995       $ 97,737      $  6,600         $  6,964
                                1994       $ 95,610      $  3,000         $  6,712

(1) Contributions from the Company to the 401(k) plan.


Note: Certain columns have not been included in this table because the information called for therein is not applicable to the Company or the individual named above for the periods indicated.

EMPLOYEE 401(k) SAVINGS PLAN

         The Company has a 401(k) Employee Savings Plan in effect for employees who meet certain age and service requirements. The Company makes matching contributions of 50% of the employee's contribution, up to 6% of compensation. In 1996, the Company also contributed an additional 4% of the covered employee's compensation, over and above the normal matching amount.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                     OF NEW ULM TELECOM, INC. (PROPOSAL #2)

"RESOLVED, that Article III of the Articles of Incorporation, shall be amended to read as follows:"

                                 ARTICLE III.

                  Section 1. The amount of total authorized capital stock of the corporation is 6,400,000 shares of $5.00 par value each.

                  Section 2. No individual shareholder, partnership, corporation or fiduciary shall own either in their, her or his own right or jointly with another party more than seven percent (7%) of the outstanding capital stock of the corporation. This restriction as to ownership shall not apply to any stock acquired by the Company.

                  Section 3. It shall require a two-thirds (2/3rds) majority vote of the outstanding capital stock of the corporation to amend Section 2 of this Article III.

                  Section 4. No transfer of stock shall be permitted if the result of such sale is ownership of less than thirty (30) shares of stock by the transferee or transferor except that any stockholder presently owning less than thirty (30) shares shall be permitted to transfer the same in total. No transfer of stock shall be permitted which results in the ownership of fractional shares."

                  OPERATION OF AMENDMENT. The proposed amendment to Article III requires a supermajority of shares to vote in favor of an amendment to Section
2. In the absence of the proposed amendment, Minnesota law presently applicable to the Company requires the affirmative vote of a majority of shares entitled to vote for an amendment to the Company's Articles of Incorporation. After the proposed amendment is adopted, it will, by its terms, require the affirmative vote of at least 66-2/3% of the outstanding voting shares of the Company to modify or rescind Article III, Section 2.

                  EFFECTS; POSSIBLE ADVANTAGES AND DISADVANTAGES. If the amendment to Article III is adopted, it will have the effect of making a takeover of the Company more difficult. A party seeking to amend the limitation of ownership provision described below would be required to gather the affirmative vote of a supermajority of the outstanding shares of the Company to make such an amendment.

                  If the proposed amendment is adopted, the Company is more likely to remain a local exchange operator. In light of the changes occurring in the telecommunications industry, the Board believes it is in the best interest of the Company and its shareholders to position the Company to take advantage of opportunities that may arise for operators of local exchanges.

                  If the proposed amendment is adopted, it may give holders of a minority of shares veto power over amendments to Section 2 regardless of whether the amendment is desired by or beneficial to a majority of the shareholders, and it may assist management in retaining their present positions. The Company's directors and officers as a group beneficially own approximately 9.1% of the Company's outstanding stock. See "Security Ownership of Certain Beneficial Owners and Management."

                  OTHER ANTI-TAKEOVER PROVISIONS. The Company's Articles of Incorporation also require staggered terms for the Board of Directors of the Company. Staggered terms may have the effect of making a takeover of the Company more time consuming insofar as a person or entity seeking to elect directors favorable to its position would be unable to elect a majority of such directors in a single year. Furthermore, the staggered terms for the Board may delay shareholders who are not in agreement with the policies of the Board from removing a majority of the Board for two years unless they show cause for such removal. In light of the environment of change in the Telecommunications Industry, the Board believes it is in the interests of the Company and the Shareholders generally to provide assurance of continuity of the Board composition which results from staggered terms.

                  The Company's Articles of Incorporation limit the percentage of the Company's outstanding stock which an individual shareholder, partnership, corporation or fiduciary may own to no more than seven percent (7%) of the outstanding capital stock of the Company. This provision inhibits a party seeking to acquire control of the Company from acquiring sufficient shares of stock to achieve voting control over the Company's affairs. If Proposal #2 is adopted, a party seeking to acquire control of the Company would be required to convince the holders of at least two-thirds of the shares of the outstanding common stock of the Company to vote to amend this limitation on ownership provision.

                  FUTURE PLANS. Management has no current knowledge of any plans or proposals of third parties to acquire control of the Company at this time. Management has, however, determined that based on changes in the telecommunications industry following the passage of the Telecommunications Act of 1996, it is in the best interest of the Company and its shareholders to adopt measures to ensure that the Company is able to maximize any competitive opportunities arising from the continuing changes within the telecommunications industry. Management has no present intent to propose anti-takeover measures in future proxy solicitations.

                  VOTE REQUIRED. The affirmative vote of at least a majority of the Company's outstanding shares of common stock is needed to adopt the proposed amendment set forth above. THE BOARD RECOMMENDS SHAREHOLDERS VOTE "FOR" THIS PROPOSAL #2.


                      THE COMPANY'S AUDITORS (PROPOSAL #3)

         Olsen, Thielen & Co., Ltd. has been the auditors for the Company for many years. The Board of Directors proposes and recommends the re-election of the firm of Olsen, Thielen & Co., Ltd. to perform an audit for the current fiscal year ending December 31, 1997.

         A representative of Olsen, Thielen & Co., Ltd. is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to respond to appropriate questions. The Board of Directors has been advised by Olsen, Thielen & Co., Ltd. that no member of that firm has any financial interest, either direct or indirect, in the Company, and that during the past three years, has had no connection with the Company in any capacity other than that of independent certified public accountants.

         YOUR DIRECTORS RECOMMEND A VOTE FOR Olsen, Thielen & Co., Ltd.


                             SHAREHOLDERS' PROPOSALS

         The Company welcomes any suggestions from its shareholders, and all suggestions will be given careful consideration. Proposals intended to be included in next year's Proxy Statement should be submitted to Bill Otis, Manager, 400 Second North, New Ulm, MN 56073, no later than January 1, 1998.


                                  OTHER MATTERS

         Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the Proxy.


                          ANNUAL REPORT TO SHAREHOLDERS

         A copy of the Company's Annual Report to shareholders for the fiscal year ended December 31, 1996, accompanies this notice of meeting and Proxy Statement. No part of the Annual report is incorporated in this Proxy Statement and no part is to be considered Proxy solicitation material.

         SHAREHOLDERS MAY RECEIVE, WITHOUT CHARGE, A COPY OF THE COMPANY'S 1996 FORM 10-K REPORT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO BILL OTIS, MANAGER, NEW ULM TELECOM, INC., 400 2ND STREET NORTH, P.O. BOX 697, NEW ULM, MN 56073.

                                              By Order of the Board of Directors


                                              Gary L. Nelson
                                              Secretary



NEW ULM TELECOM, INC.               PROXY

         The undersigned hereby appoints LAVERN BIEBL, JAMES JENSEN, PERRY MEYER, ROBERT RANWEILER, MARK RETZLAFF, AND RICHARD T. RODENBERG, or any of them, with power of substitution, as proxies to vote the shares of common stock of the undersigned in NEW ULM TELECOM, INC. at the Annual Meeting of Shareholders to be held May 15, 1997 at 10:00 a.m. at Turner Hall, State & 1st South Street, New Ulm, Minnesota, and at any adjournment thereof, upon all business that may properly come before the meeting, including the business identified (and in the manner indicated) on this proxy and described in the proxy statement furnished herewith.

         Indicate your vote by an (X). The Board of Directors recommends voting FOR all items.

ITEM

1.  Election of Directors: ____ FOR - ALL Nominees ___ WITHHELD - ALL Nominees
                                     (Except as marked to the contrary below)

         Nominees: ROSEMARY DITTRICH, LINUS GRATHWOHL,  GARY NELSON
         INSTRUCTION: To withhold authority to vote for any nominee, mark through that nominee's name.

2. Shall the resolution amending Article III of the Articles of Incorporation be adopted?
                   _____ FOR    _____ AGAINST     _____ ABSTAIN

3.       Appointment of Auditors:   _____ FOR    _____ AGAINST    _____ ABSTAIN
         Nominee: OLSEN, THIELEN & CO., LTD., Certified Public Accountants

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS WHICH RECOMMENDS VOTING FOR ALL ITEMS. IT WILL BE VOTED AS SPECIFIED. IF NOT SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL ITEMS.

         PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED, PRE-ADDRESSED
         ENVELOPE.

SIGNATURE(s)________________________________________________DATE________________
Please sign exactly as name(s) appear on the mailing label. If joint account, each joint owner should sign. If signing for a corporation or as agent, attorney or fiduciary, indicate the capacity in which you are signing.